Exhibit 5.1

200 Clarendon Street Boston, Massachusetts 02116 Tel: +1.617.948.6000 Fax: +1.617.948.6001 www.lw.com
FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
August 24, 2023	Century City	Paris
	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Shanghai
	Hong Kong	Silicon Valley
T2 Biosystems, Inc.	Houston	Singapore
101 Hartwell Avenue	London	Tel Aviv
Lexington, MA 02421	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re:	Registration Statement on Form S-3; 141,643,058 shares of Common Stock, par value $0.001 per share

To the addressee set forth above:

We have acted as special counsel to T2 Biosystems, Inc., a Delaware corporation (the “Company”), in connection with the resale from time to time by the selling stockholders (the “Selling Stockholders”) named in the Registration Statement (as defined below) of 141,643,058 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Shares include (a) 48,345,798 outstanding shares (the “Issued Shares”) of Common Stock and (b) 93,297,260 shares (the “Series B Converted Shares”) of Common Stock that will become issuable upon the conversion of the Selling Stockholders’ 93,297.26 shares of the Company’s Series B Convertible Preferred Stock pursuant to their terms (the “Series B Shares”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 24, 2023 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The issue of the Issued Shares has been duly authorized by all necessary corporate action of the Company, and the Issued Shares are validly issued, fully paid and nonassessable.

August 24, 2023

2. When the Series B Converted Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Selling Stockholders, and have been issued by the Company in the circumstances contemplated by the Series B Shares, the issue of the Series B Converted Shares will have been duly authorized by all necessary corporate action of the Company and the Series B Converted Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that: (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL; and (ii) upon the issue of any of the Series B Converted Shares, the total number of shares of Common Stock then issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its amended and restated certificate of incorporation.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP